ORCHID ISLAND CAPITAL ANNOUNCES

ESTIMATED FOURTH QUARTER 2020 RESULTS,

JANUARY 2021 MONTHLY DIVIDEND AND

DECEMBER 31, 2020 RMBS PORTFOLIO CHARACTERISTICS

•        January 2021 Monthly Dividend of $0.065 Per Share

•        Estimated Book Value Per Share as of December 31, 2020 of $5.46

•        Estimated GAAP net income of $0.23 per share for the quarter ended December 31, 2020, including an estimated $0.07 per share of net realized and unrealized losses on RMBS and derivative instruments

•        Estimated 4.0% total return on equity for the quarter

•        Estimated book value, net income and total return on equity amounts are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm

•        RMBS Portfolio Characteristics as of December 31, 2020

•         Next Dividend Announcement Expected February 10, 2021

Vero Beach, Fla., January 14, 2021 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced today that the Board of Directors (the “Board”) declared a monthly cash dividend for the month of January 2021. The dividend of $0.065 per share will be paid February 24, 2021 to holders of record on January 29, 2021, with an ex-dividend date of January 28, 2021. The Company plans on announcing its next dividend after the Board’s meeting on February 10, 2021.

The Company intends to make regular monthly cash distributions to its holders of common stock. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of January 14, 2021, the Company had 76,381,365 shares of common stock outstanding. As of December 31, 2020, the Company had 76,073,317 shares of common stock outstanding. As of September 30, 2020, the Company had 69,295,962 shares of common stock outstanding.

Estimated December 31, 2020 Book Value Per Share

The Company’s estimated book value per share as of December 31, 2020 was $5.46.  The Company computes book value per share by dividing total stockholders' equity by the total number of outstanding shares of common stock. At December 31, 2020, the Company's preliminary estimated total stockholders' equity was approximately $415.3 million with 76,073,317 shares of common stock outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Net Income Per Share and Realized and Unrealized Gains and Losses on RMBS and Derivative Instruments

The Company estimates it generated net income per share of $0.23, which includes $0.07 per share of net realized and unrealized losses on RMBS and derivative instruments for the quarter ended December 31, 2020.  These amounts compare to total dividends declared during the quarter of $0.195 per share.  Net income per common share calculated under generally accepted accounting principles can, and does, differ from our REIT taxable income.  The Company views REIT taxable income as a better indication of income to be paid in the form of a dividend rather than net income. Many components of REIT taxable income can only be estimated at this time and our monthly dividends declared are based on both estimates of REIT taxable income to be earned over the course of the current quarter and calendar year and a longer-term estimate of the REIT taxable income of the Company. These figures are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Total Return on Equity

The Company’s estimated total return on equity for the quarter ended December 31, 2020 was 4.0%. The Company calculates total return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $0.215 per share, comprised of dividends per share of $0.195 and an increase in book value per share of $0.02 from September 30, 2020.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of December 31, 2020 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company’s financial statements and associated footnotes as of and for the quarter ended December 31, 2020, are subject to review by the Company’s independent registered public accounting firm.

•        RMBS Valuation Characteristics

•        RMBS Assets by Agency

  Investment Company Act of 1940 Whole Pool Test Results
  Repurchase Agreement Exposure by Counterparty
  RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates and collateralized mortgage obligations issued by Fannie Mae, Freddie Mac or Ginnie Mae, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the three months ended March 31, 2020.

RMBS Valuation Characteristics
($ in thousands)
									Realized	Realized
									Dec 2020	Oct - Dec	Modeled	Modeled
					Net			Weighted	CPR	2020 CPR	Interest	Interest
			%		Weighted			Average	(1-Month)	(3-Month)	Rate	Rate
	Current	Fair	of	Current	Average			Maturity	(Reported	(Reported	Sensitivity	Sensitivity
Type	Face	Value	Portfolio	Price	Coupon	GWAC	Age	(Months)	in Jan)	in Jan)	(-50 BPS)(1)	(+50 BPS)(1)
Pass Through RMBS
Fixed Rate CMO	$128,951	$137,453	3.26%	$106.59	4.00%	4.40%	42	312	35.50%	25.42%	$(100)	$(19)
15yr 4.0	666	720	0.02%	108.20	4.00%	4.49%	32	123	22.95%	17.45%	7	(7)
15yr Total	666	720	0.02%	108.20	4.00%	4.49%	32	123	22.95%	17.45%	7	(7)
20yr 2.0	249,144	259,441	6.16%	104.13	2.00%	2.86%	2	238	1.41%	1.66%	579	(1,173)
20yr Total	249,144	259,441	6.16%	104.13	2.00%	2.86%	2	238	1.41%	1.66%	579	(1,173)
30yr 2.5	816,270	869,278	20.65%	106.49	2.50%	3.33%	3	355	3.82%	7.27%	9,440	(16,753)
30yr 3.0	741,511	813,838	19.33%	109.75	3.00%	3.49%	5	354	7.32%	18.09%	13,576	(17,303)
30yr 3.5	1,151,156	1,270,263	30.17%	110.35	3.50%	3.98%	13	343	19.83%	17.38%	11,303	(16,630)
30yr 4.0	183,879	208,168	4.94%	113.21	4.00%	4.51%	28	325	20.42%	23.54%	3,391	(3,823)
30yr 4.5	96,264	108,658	2.58%	112.87	4.50%	5.00%	19	338	29.67%	26.64%	910	(1,006)
30yr 5.0	26,807	30,380	0.72%	113.33	5.00%	5.62%	34	319	30.40%	30.95%	317	(320)
30yr Total	3,015,887	3,300,585	78.40%	109.44	3.18%	3.76%	9	348	12.87%	16.88%	38,937	(55,835)
Total Pass Through RMBS	3,394,648	3,698,199	87.84%	108.94	3.13%	3.72%	10	338	12.89%	16.65%	39,423	(57,034)
Structured RMBS
Interest-Only Securities	264,010	28,696	0.68%	10.87	4.00%	4.57%	78	268	45.29%	44.30%	(2,433)	4,035
Total Structured RMBS	264,010	28,696	0.68%	10.87	4.00%	4.57%	78	268	45.29%	44.30%	(2,433)	4,035
Long TBA Positions
FNCL 2.0 TBA	465,000	483,090	11.47%	103.89	2.00%						5,781	(9,527)
Total Long TBA	465,000	483,090	11.47%	103.89	2.00%						5,781	(9,527)
Total Mortgage Assets	$4,123,658	$4,209,985	100.00%		3.06%	3.78%	15	333	15.23%	20.12%	$42,771	$(62,526)

											Interest	Interest
	Average	Hedge									Rate	Rate
	Notional	Period									Sensitivity	Sensitivity
Hedge	Balance	End									(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures	$(50,000)	Dec-2021									(250)	250
Swaps	(820,000)	Apr-2025									(8,479)	18,680
5-Year Treasury Futures	(69,000)	Mar-2021(2)									(1,956)	2,610
TBA	(328,000)	Jan-2021									(2,151)	3,571
Swaptions	(667,300)	May-2021									(4,274)	4,049
Hedge Total	$(1,934,300)										$(17,110)	$29,160
Rate Shock Grand Total											$25,661	$(33,366)

(1)    Modeled results from Citigroup Global Markets Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR option-adjusted spreads. These results are for illustrative purposes only and actual results may differ materially.

(2)    Five-year treasury futures contracts were valued at prices of $126.16 at December 31, 2020.  The market value of the short position was $87.1 million.

RMBS Assets by Agency			Investment Company Act of 1940 Whole Pool Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value(1)	Portfolio	Asset Category	Value(1)	Portfolio
As of December 31, 2020			As of December 31, 2020
Fannie Mae	$2,733,960	73.4%	Non-Whole Pool Assets	$476,890	12.8%
Freddie Mac	992,935	26.6%	Whole Pool Assets	3,250,005	87.2%
Total Mortgage Assets	$3,726,895	100.0%	Total Mortgage Assets	$3,726,895	100.0%

(1)    Amounts in the tables above exclude long TBA positions with a market value of approximately $483.1 million.

Borrowings By Counterparty
($ in thousands)
			Weighted	Weighted
		% of	Average	Average
	Total	Total	Repo	Maturity	Longest
As of December 31, 2020	Borrowings	Debt	Rate	in Days	Maturity
Wells Fargo Bank, N.A.	$421,363	11.7%	0.22%	41	3/4/2021
Mirae Asset Securities (USA) Inc.	362,434	10.1%	0.25%	30	2/11/2021
Mitsubishi UFJ Securities (USA), Inc	340,953	9.5%	0.24%	18	1/26/2021
J.P. Morgan Securities LLC	335,287	9.3%	0.24%	70	3/12/2021
ASL Capital Markets Inc.	291,724	8.1%	0.21%	35	2/16/2021
Citigroup Global Markets Inc	222,559	6.2%	0.23%	12	1/19/2021
Cantor Fitzgerald & Co.	214,128	6.0%	0.23%	24	2/12/2021
RBC Capital Markets, LLC	163,155	4.5%	0.22%	12	1/12/2021
Barclays Capital Inc.	158,409	4.4%	0.23%	12	1/12/2021
Daiwa Securities America Inc.	151,432	4.2%	0.24%	37	3/4/2021
Merrill Lynch, Pierce, Fenner & Smith	150,672	4.2%	0.22%	14	1/29/2021
ING Financial Markets LLC	126,331	3.5%	0.22%	14	1/14/2021
ED&F Man Capital Markets Inc	115,495	3.2%	0.22%	13	1/22/2021
ABN AMRO Bank N.V.	109,827	3.1%	0.23%	13	1/13/2021
Nomura Securities International, Inc.	104,422	2.9%	0.21%	48	2/22/2021
South Street Securities, LLC	79,298	2.2%	0.28%	102	5/13/2021
Goldman, Sachs & Co.	77,823	2.2%	0.22%	47	2/16/2021
Bank of Montreal	69,598	1.9%	0.22%	42	2/11/2021
Lucid Cash Fund USG LLC	51,655	1.4%	0.27%	14	1/14/2021
Austin Atlantic Asset Management Co.	25,465	0.7%	0.26%	4	1/4/2021
J.V.B. Financial Group, LLC	23,556	0.7%	0.23%	15	1/15/2021
Total Borrowings	$3,595,586	100.0%	0.23%	31	5/13/2021

Contact:

Orchid Island Capital, Inc.

Robert E. Cauley

3305 Flamingo Drive, Vero Beach, Florida 32963

Telephone: (772) 231-1400